UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 --------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 6, 2005



                         Morton's Restaurant Group, Inc.
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             (Exact name of registrant as specified in its charter)




                                    Delaware
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                 (State or other jurisdiction of incorporation)



           1-12692                               13-3490149
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   (Commission File Number)           (IRS Employer Identification No.)


                      3333 New Hyde Park Road, Suite 210
                       New Hyde Park, New York 11042
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            (Address of principal executive offices and zip code)


                                 (516) 627-1515
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            (Registrant's telephone number, including area code)


                                       N/A
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       (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On July 6, 2005, Morton's Restaurant Group, Inc. (the "Company") announced that it has appointed Edie Garritano-Ames as President of its Morton's, The Steakhouse division. Ms. Garritano-Ames is scheduled to begin on July 25, 2005. Prior to joining the Company, Ms. Garritano-Ames, age 38, was a regional vice president of operations with California Pizza Kitchen where she was employed since 1994. Ms. Garritano-Ames will receive an annual salary of $260,000 and a performance bonus at the discretion of the Board of Directors of Morton's Holdings, LLC (the Company's parent). Ms. Garritano-Ames minimum bonus for 2005 will be $100,000, pro-rated from her start date. In addition, Ms. Garritano-Ames will receive a grant of 150,000 restricted common units of Morton's Holdings, LLC. These units will be granted pursuant to an employee subscription agreement and will be subject to vesting.

            The material terms of Ms. Garritano-Ames employment are set forth in an employment letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the appointment of Ms. Garritano-Ames is attached hereto as Exhibit 99.1.




Item 9.01    Financial Statements and Exhibits

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             Exhibit 10.1 Employment letter dated July 1, 2005. Exhibit 99.1 Press Release dated July 6, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Morton's Restaurant Group, Inc.



Date:  July 12, 2005                    /s/ Thomas J. Baldwin
                                        --------------------------------
                                        Thomas J. Baldwin
                                        Executive Vice President and
                                        Chief Financial Officer